Exhibit 4.1

WAIVER AND EIGHTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                    WAIVER AND EIGHTH AMENDMENT, dated as of July 22, 2004 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (including the New Lenders hereinafter referred to and, together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

          WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of December 24, 2002 as heretofore amended, modified or supplemented, and as in effect on the date hereof, the "Credit Agreement");

         WHEREAS, the Borrower and the Guarantors have requested that from and after the (i) Waiver Effective Date (as hereinafter defined), the Lenders agree to waive the Events of Default described in Article II hereof and (ii) Amendment Effective Date (as hereinafter defined) the Credit Agreement be amended as set forth in Article III hereof to provide, among other things, that the Maturity Date of the Credit Agreement be extended to June 30, 2005, the Total Tranche B Commitment under the Credit Agreement be increased to $800,000,000 and that the Credit Agreement be otherwise amended as set forth herein, all subject to and upon the terms and conditions set forth herein;

         WHEREAS, Section 10.03(b) of the Credit Agreement provides that each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under the Credit Agreement (including, without limitation, all or a portion of its Tranche A Commitment or Tranche B Commitment, as the case may be, and the same portion of the related Loans at the time owing to it) by executing and delivering with such Lender or Eligible Assignee an Assignment and Acceptance in substantially the form of Exhibit F to the Credit Agreement (a copy of which is annexed hereto as Exhibit A);

          WHEREAS, certain Lenders wish to assign all or a portion of such Lenders' Total Commitment to certain financial institutions (including, without limitation, General Electric Capital Corporation (together with CIT Group, the "Co-Arrangers")) which, as of the date hereof, are not party to the Credit Agreement (such financial institutions, collectively the "New Lenders"), and each of the New Lenders wishes to assume, such interests, rights and obligations under the Credit Agreement;

         WHEREAS, the Borrower, the Guarantors, the assigning Lenders, the Agents and the New Lenders have determined that the execution and delivery of this Amendment to effectuate a reallocation of the Total Commitment among the Lenders and the New Lenders will be more expeditious and administratively efficient than the execution and delivery of separate Assignment and Acceptances between each assigning Lender and each of the New Lenders; and

         WHEREAS, upon the occurrence of the Assignment Effective Date (as hereinafter defined) of this Amendment, each of the New Lenders shall become a party to the Credit Agreement as a Lender and shall have the rights and obligations of a Lender thereunder, and the respective Tranche A Commitment and Tranche B Commitment, as the case may be, of each Lender (including, without limitation, each New Lender) under the Credit Agreement shall be in the amount set forth opposite its name on Annex A hereto, as the same may be reduced from time to time pursuant to Section 2.10 of the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I.  DEFINITIONS.

1.      As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.
ARTICLE II.  WAIVERS.

                  2.      Waivers.  The Lenders hereby waive the Events of Default which have occurred under Sections 7.01(c) (as a consequence of the Borrower's suffering to exist a Lien that is not permitted by Section 6.01 of the Credit Agreement) and 7.01(r) of the Credit Agreement solely to the extent such Events of Default have occurred as a result of the Borrower's and any ERISA Affiliate's failure to satisfy funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to such funding required by such sections on or before July 15, 2004 (including any such failure that would be deemed to have occurred as of April 15, 2004 as a result of the action taken by the Borrower in August 2004 to recharacterize the first 2004 plan year quarterly pension contributions that were actually made on or before April 15, 2004 as minimum funding contributions for the 2003 plan year payable on or before September 15, 2004), provided that such waivers shall be of no further force or effect if such Lien is perfected or if any Person obtains relief from the automatic stay to enforce such Lien or funding requirements.

ARTICLE III.  AMENDMENTS.

                3.      Amendments to Cover Page.  The cover page of the Credit Agreement is hereby deleted in its entirety and replaced with the new cover page attached hereto as Exhibit B.

                4.      Amendments to Introductory Statement.  The Introductory Statement of the Credit Agreement is hereby amended by: (A) deleting the amount "$1,200,000,000" appearing in the second paragraph thereof and inserting in lieu thereof the amount "$1,000,000,000"; (B) deleting the amount "$800,000,000" appearing in the second paragraph thereof and inserting in lieu thereof the amount "$200,000,000"; (C) deleting the amount "$400,000,000" appearing in the second paragraph thereof and inserting in lieu thereof the amount "$800,000,000"; (D) deleting the phrase "paripassu only with a superpriority claim granted to Bank One and the Bank One DIP Lenders in connection with the Bank One DIP" appearing in subparagraph (b) of the fourth paragraph thereof; (E) deleting the words "the Bank One Collateral" appearing in subclause (iv) of subparagraph (c) of the fourth paragraph and inserting in lieu thereof the words "[Intentionally Omitted]"; and (F) deleting the words ", including without limitation, a junior lien on the Bank One Collateral" appearing at the end of subparagraph (d) of the fourth paragraph.

                 5.      Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended by: (A) deleting the definition of each of the following terms: "Collateral Documents", "Joint Lead Arrangers", "Maturity Date" and "Orders" appearing therein, and inserting the following new definitions in lieu thereof in their appropriate alphabetical order:

"Collateral Documents" shall mean, collectively, the Security and Pledge Agreement, the Aircraft Mortgage (including, without limitation, any Mortgage Supplement), the SGR Security Agreement, the Mortgage Amendment, the Mortgage Amendment No. 2 and other agreements, instruments or documents that create or purport to create a Lien in favor of the Collateral Agent for the benefit of the Lenders.

"Joint Lead Arrangers" shall mean JPMSI and CGMI.

"Maturity Date" shall mean June 30, 2005 (subject to extension to September 30, 2005 pursuant to an amendment, if any, that is entered into in accordance with Section 10.10).

"Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d), the Seventh Amendment Order and the Eighth Amendment Order.

 (B)    inserting the following new definitions of the terms "CGMI", "Co-Arrangers", "Eighth Amendment", "Eighth Amendment Order", "GECC", "Mortgage Amendment No. 2" and "Total Shares" in such Section in their appropriate alphabetical order: "CGMI" shall mean Citigroup Global Markets Inc.

"Co-Arrangers" shall mean JPMorgan Chase, CUSA, CIT Group and GECC.

"Eighth Amendment" shall mean that certain Waiver and Eighth Amendment to Revolving Credit, Term Loan and Guaranty Agreement dated as of July 22, 2004 among the Borrower, the Guarantors, the Lenders party thereto and the Agents.

"Eighth Amendment Order" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Agents and the Co-Arrangers approving the execution of the Eighth Amendment and the payment of the fees contemplated thereby.

"GECC" shall mean General Electric Capital Corporation.

"Mortgage Amendment No. 2" shall mean that certain Second Amendment to the Aircraft Mortgage dated as of August __, 2004.

"Total Shares" shall mean as of the date of the Eighth Amendment the number of shares of stock in Orbitz owned directly or indirectly, beneficially or of record, by the Borrower, which number of shares is equal to 6,733,847.

 (C)     deleting the definition of each of the following terms: "Application", "ATSB", "Bank One Collateral", "Bank One DIP", "Bank One DIP Lenders", "Combined DIP Commitment Percentage", "Combined DIP Total Commitment" and "SSB";

(D)     amending the definition of "Borrowing Base" by inserting the words "the sum of (A)" immediately prior to the percentage "55%" appearing in the first sentence thereof, and inserting immediately prior to the period at the end of the first sentence thereof the following: "plus (B) $300,000,000"; and

(E)     amending the definition of "EBITDAR" by:

        (i)      replacing the word "and" appearing after the words "aircraft rent expense" in clause (vi) thereof with a comma;

        (ii)     inserting the following words after the words "rent expense" appearing at the end of clause (vi) thereof: ", or a one-time rent expense in an amount not in excess of $24,000,000 paid in 2005 in connection with the settlement of such dispute relating to the out-of-period portion (relating to 2005) of such rent expense";

        (iii)    deleting the parenthetical clause "(and Fees required under the Bank One DIP)" appearing in clause (x) thereof;

        (iv)    deleting the word "and" appearing immediately following clause (x) thereof;

        (v)    deleting the second parenthetical clause appearing in clause (xi) thereof and inserting in lieu thereof the following new parenthetical: "(as defined in that certain Co-Branded Card Marketing Services Agreement, dated July 1, 2001, as heretofore amended, among Bank One Delaware, NA, Parent, the Borrower and UAL Loyalty Services, Inc.)";

.        (vi)    inserting the following clause (xii) immediately after clause (xi) thereof:

"; and (xii) commencing on the first fiscal month period ending on September 30, 2004, in the event that the average price of fuel during any fiscal month period exceeds the price of fuel reflected in the updated business plan delivered by the Borrower to the Agents on July 13, 2004 for such fiscal month period, the amount (not to exceed $20,000,000 for such fiscal month period) by which Borrower's expenditures for fuel for such fiscal month period exceeds the Borrower's projected expenditures for fuel for such fiscal month period in such business plan," ; and         (vii)    inserting the following words after the words "rent expense" appearing in the "provided, however," clause appearing at the end thereof: ", and a one-time amount not in excess of $50,000,000 so paid relating to the out-of-period portion (relating to 2004) of such rent expense,".

                6.       Amendments to Section 2.01.  Section 2.01(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following new subsection (b):

"(b)   Tranche B Term Loan Commitment. The Tranche B Lenders agree, upon the terms and subject to the conditions herein set forth, to make available to the Borrower an aggregate principal amount of $800,000,000 in term loans (collectively, the "Tranche B Loan"). Each Tranche B Lender, severally and not jointly with the other Tranche B Lenders, agrees, upon the satisfaction (or waiver) of (i) the conditions set forth in Section 4.01, to make a Tranche B Loan to the Borrower in an amount equal to such Tranche B Lender's Tranche B Commitment Percentage of $400,000,000 and (ii) the conditions to effectiveness of the Eighth Amendment, to make an additional Tranche B Loan to the Borrower in an amount equal to such Tranche B Lender's Tranche B Commitment Percentage of the amount by which $800,000,000 exceeds the aggregate Tranche B Loans then outstanding. Once repaid, no Tranche B Loan may be reborrowed and the Total Tranche B Commitment shall be automatically and permanently reduced by an amount equal to the amount so repaid.".                 7.       Amendments to Section 2.08.  Section 2.08 of the Credit Agreement is hereby amended by: (A) deleting the percentage "4.5%" appearing immediately prior to the proviso at the end of subsection (a) thereof and inserting in lieu thereof the percentage "4.0%"; (B) deleting the comma appearing immediately prior to the proviso at the end of subsection (a) thereof; (C) deleting the proviso at the end of subsection (a) thereof; (C) deleting the percentage "5.5%" appearing immediately prior to the proviso at the end of subsection (b) thereof and inserting in lieu thereof the percentage "5.0%"; (D) deleting the comma appearing immediately prior to the proviso at the end of subsection (b) thereof; and (E) deleting the proviso at the end of subsection (b) thereof.

                8.       Amendments to Section 2.09.  Section 2.09 of the Credit Agreement is hereby amended by inserting the words "for ABR Loans" immediately after the words "in excess of the rate then in effect" appearing in clause (ii) thereof.

                9.      Amendments to Section 2.10.  Section 2.10 of the Credit Agreement is hereby amended by: (A) deleting the first comma appearing in the fourth sentence thereof and inserting in lieu thereof the word "and,"; (B) deleting the words "and the outstanding loans of the Bank One DIP Lenders under the Bank One DIP, in each case prorata in accordance with the Combined DIP Commitment Percentage of each Tranche A Lender, Tranche B Lender and Bank One DIP Lender, as applicable" and inserting in lieu thereof the words "pro rata in accordance with the Total Commitment Percentage of each Tranche A Lender and Tranche B Lender, as applicable"; and (C) inserting the following new sentence at the end of Section 2.10: "Notwithstanding the foregoing, the Borrower may not reduce the Total Tranche A Commitment to an amount that would be less than an amount equal to the Tranche A Reserve as then in effect.".

                10,     Amendments to Section 2.13.  Section 2.13(e) of the Credit Agreement is hereby amended by inserting the words "or pursuant to Section 6.11(xiv), (xvi) or (xvii)" immediately after the words "Section 2.13" appearing in the first sentence thereof.

                11.    Amendments to Section 2.14.  Section 2.14(a) of the Credit Agreement is hereby amended by: (A) deleting the words "and the loans outstanding under the Bank One DIP (in accordance with the terms thereof), pro rata in accordance with the Combined DIP Commitment Percentage of the Tranche A Lenders, the Tranche B Lenders and the Bank One DIP Lenders" appearing in the second proviso thereof; and (B) deleting the words "or the loans outstanding under the Bank One DIP" appearing at the end of the second proviso thereof.

                12.    Amendments to Section 2.21.  Section 2.21 of the Credit Agreement is hereby amended by: (A) deleting the words "five and one-half percent (5.5%)" appearing in clause (i) of the first sentence thereof and inserting in lieu thereof the words "five percent (5.0%)"; (B) deleting the comma appearing immediately prior to the proviso at the end of clause (i) of the first sentence thereof; and (C) deleting the proviso at the end of clause (i) thereof.

                13.    Amendments to Section 2.23.  Section 2.23(a) of the Credit Agreement is hereby amended by: (A) deleting the words "pari passu only with the superpriority claim granted in connection with the Bank One DIP" appearing at the end of clause (i) thereof; (B) deleting the words "the Bank One Collateral" appearing at the beginning of subclause (y) of the parenthetical appearing in clause (ii) thereof and inserting in lieu thereof the words "[Intentionally Omitted]"; and (C) deleting the words ", to the liens granted to Bank One in the Bank One Collateral" appearing prior to subclause (x) of clause (iii) thereof.

                14.    Amendments to Section 2.24.  Section 2.24 of the Credit Agreement is hereby amended by: (A) inserting the word "and" immediately prior to the words "payroll accounts" appearing in the third parenthetical therein; and (B) deleting the words ", and deposits in the cash collateral account securing the Bank One DIP" appearing in the third parenthetical therein.

                15.    Amendments to Section 3.07.  Section 3.07 of the Credit Agreement is hereby amended by deleting the words "the liens granted to Bank One and the Bank One DIP Lenders as provided for in the Bank One DIP" appearing in subclause (y) of clause (iii) thereof and inserting in lieu thereof the words "[Intentionally Omitted]".

                16.    Amendments to Section 4.01.  Section 4.01(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following new clause (g): "(g)  [Intentionally Omitted]."

                17.    Amendments to Section 4.02.  Section 4.02(c) of the Credit Agreement is hereby amended by deleting the parenthetical at the end thereof.

                18.    Amendments to Section 5.17.  Section 5.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new Section 5.17:  "SECTION 5.17. [Intentionally Omitted]".

                19.    Amendments to Section 5.18.  Section 5.18 of the Credit Agreement is hereby amended by deleting clause (iii) thereof in its entirety and inserting in lieu thereof the following new clause (iii): "(iii)  [Intentionally Omitted]".

                20.    Incorporation of New Section 5.22.  Section 5 of the Credit Agreement is hereby amended by incorporating the following new Section 5.22 at the end thereof:

"SECTION 5.22.  Updated Business Plan.  Deliver an updated business plan for the Borrower to the Agent and the Lenders on March 31, 2005."                 21.    Amendments to Section 6.01.  Section 6.01 of the Credit Agreement is hereby amended by: (A) deleting clause (v) thereof in its entirety and inserting in lieu thereof the following new clause (v): "(v)  [Intentionally Omitted]"; (B) deleting clause (vi) thereof in its entirety and inserting in lieu thereof the following new clause (vi): "(vi) [Intentionally Omitted]"; (C) deleting the amount "$50,000,000" appearing in clause (xv) thereof and inserting in lieu thereof the words "$125,000,000 plus the aggregate amount of cash received by the Borrower upon any sale or other disposition of any of the Borrower's ownership interests in Orbitz (as hereinafter referred), MyPoints.com, Inc., MyPoints OffLine Services, Inc., Cybergold, Inc. or itarget.com, Inc."; (D) deleting the word "and" appearing immediately prior to clause (xix) thereof; and (E) inserting immediately prior to the period at the end of clause (xix) thereof the following new clause (xx): "; and (xx) Liens arising under ERISA as a result of the Borrower's or any ERISA Affiliate's failure to satisfy funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to such funding required by such sections on or before July 15, 2004 and (if the Borrower fails to satisfy such requirements) September 15, 2004, October 15, 2004, January 15, 2005 and April 15, 2005, unless such Liens shall have been perfected or any Person shall have obtained relief from the automatic stay to enforce such Liens or funding obligations".                 22.    Amendments to Section 6.03.  Section 6.03 of the Credit Agreement is hereby amended by deleting clause (iv) thereof and inserting in lieu thereof the following new clause (iv): "(iv) [Intentionally Omitted]".

                23.    Amendments to Section 6.04.  Section 6.04 of the Credit Agreement is hereby amended by, immediately following subsection (b) appearing therein, inserting the following new subsection (c):

                "(c)   Make Capital Expenditures during the period commencing on January 1, 2005 and ending on June 30, 2005 in an aggregate amount in excess of $150,000,000 plus the amount equal to 50% of the amount, if any, by which $375,000,000 exceeds the amount of Capital Expenditures made during the period commencing on April 1, 2004 and ending on December 31, 2004, and, promptly after the end of each fiscal month, commencing with the fiscal month ending January 31, 2005, the Borrower shall deliver a report showing that during the period commencing January 1, 2005 through the end of such fiscal month Capital Expenditures made by the Borrower and the Guarantors shall have not exceeded $150,000,000 in the aggregate plus the amount equal to 50% of the amount, if any, by which $375,000,000 exceeds the amount of Capital Expenditures made during the period commencing on April 1, 2004 and ending on December 31, 2004."

                24.    Amendments to Section 6.05.  Section 6.05(b) of the Credit Agreement is hereby amended by: (A) deleting from the table appearing therein the dates "September 30, 2004," "October 31, 2004," and "November 30, 2004" and the corresponding amounts appearing opposite each such date; and (B) inserting the following in lieu thereof, with the date appearing under the column heading "Month" and the amount appearing under the column heading "EBITDAR":

September 30, 2004	$1,377,000,000
October 31, 2004	$1,373,000,000
November 30, 2004	$1,281,000,000
December 31, 2004	$1,224,000,000
January 31, 2005	$1,206,000,000
February 28, 2005	$1,169,000,000
March 31, 2005	$1,200,000,000
April 30, 2005	$1,200,000,000
May 31, 2005	$1,200,000,000

                25.    Amendments to Section 6.06.  Section 6.06 of the Credit Agreement is hereby amended by: (A) deleting the word "and" appearing immediately prior to clause (v) thereof and inserting in lieu thereof a comma; and (B) inserting immediately prior to the period at the end thereof the following new clause (vi):

"and (vi) obligations of the Borrower in an aggregate amount not to exceed $1,000,000 arising under that certain Mutual Indemnification Agreement effective as of June 1, 2000, as amended, supplemented or modified, by and among Aircraft Service International, Inc., Philadelphia Fuel Facilities Corporation, the airlines party thereto and airlines which may become parties thereto by executing joinders thereto, which obligations relate to (A) a guaranty by the Borrower of certain obligations of Philadelphia Fuel Facilities Corporation, which guaranty is joint and several with the guaranty obligations of the other airlines from time to time party thereto, and (B) an indemnification by the Borrower of certain costs or obligations that may be potentially borne by Aircraft Service International, Inc. or its affiliates."                 26.    Amendments to Section 6.07.  Section 6.07 of the Credit Agreement is hereby amended by deleting the words "and the Superpriority Claim granted to Bank One and the Bank One DIP Lenders in connection with the Bank One DIP" appearing immediately prior to the period at the end thereof.

                27.    Amendments to Section 6.10.  Section 6.10 of the Credit Agreement is hereby amended by: (A) deleting the word "and" appearing immediately prior to clause (xvi) thereof and (B) inserting immediately following clause (xvi) thereof the following new clause (xvii):

"; and (xvii) securities issued by ACE Aviation Holdings Inc. obtained pursuant to the exercise by the Borrower and United Aviation Fuels Corporation of subscription rights obtained under Air Canada Inc.'s plan of reorganization, provided that (A) the aggregate amount of cash paid for such securities shall not exceed $16,000,000 and (B) the Borrower and United Aviation Fuels Corporation shall sell or dispose of such ownership interests in accordance with Section 6.11(xix) as soon as commercially practicable after their acquisition of such securities so as to receive a purchase price payable to the Borrower and United Aviation Fuels Corporation in cash that exceeds the amount paid by the Borrower and United Aviation Fuels Corporation to acquire such securities.".                 28.    Amendments to Section 6.11.  Section 6.11 of the Credit Agreement is hereby amended by:  (A) deleting the word "and" appearing immediately prior to clause (xvi) thereof; and (B) deleting clause (xvi) thereof in its entirety and inserting in lieu thereof the following new clauses (xvi), (xvii), (xviii) and (xix): "(xvi)  from and after the effective date of the Eighth Amendment, the sale or other disposition by the Borrower of ownership interests which it holds in Orbitz in addition to the sales or other dispositions permitted pursuant to clause 6.11(xiv)(B), provided, that at the time of any such sale or other disposition: (A) if the ratio of EBITDAR (for the twelve month period ended on the last day of the month immediately preceding the month in which such sale or other disposition is consummated) to the sum of (I) gross interest expense for such period less gross interest income for such period plus (II) aircraft rent expense is equal to or greater than 1.0:1.0, then (x) none of the proceeds of such sales or dispositions permitted by this clause 6.11(xvi) shall be required to be applied as a prepayment of the Loans to the extent such sales or other dispositions shall be with respect to up to 50% of the Total Shares and (y) 50% of the Net Proceeds of such sales or dispositions shall be applied as a prepayment of the Loans in accordance with Section 2.13(e) to the extent such sale or other dispositions shall be with respect to such portion of the shares sold or otherwise disposed that exceeds 50% of the Total Shares, and (B) if the ratio of EBITDAR (for the twelve month period ended on the last day of the month immediately preceding the month in which such sale or other disposition is consummated) to the sum of (I) gross interest expense for such period less gross interest income for such period plus (II) aircraft rent expense is less than 1.0:1.0, then 75% of the Net Proceeds of such sales or dispositions permitted by this clause 6.11(xvi) shall be applied as a prepayment of the Loans in accordance with Section 2.13(e); (xvii) from and after the effective date of the Eighth Amendment, the sale or other disposition by the Borrower of ownership interests which it holds directly or indirectly, beneficially or of record, in MyPoints.com, Inc., MyPoints Offline Services, Inc., Cybergold, Inc. and itarget.com, Inc., provided, that at the time of any such sale or other disposition: (A) if the ratio of EBITDAR (for the twelve month period ended on the last day of the month immediately preceding the month in which such sale or other disposition is consummated) to the sum of (I) gross interest expense for such period less gross interest income for such period plus (II) aircraft rent expense is equal to or greater than 1.0:1.0, then none of the proceeds of such sales or dispositions permitted by this clause 6.11(xvii) shall be required to be applied as a prepayment of the Loans; and (B) if the ratio of EBITDAR (for the twelve month period ended on the last day of the month immediately preceding the month in which such sale or other disposition is consummated) to the sum of (I) gross interest expense for such period less gross interest income for such period plus (II) aircraft rent expense is less than 1.0:1.0, then 75% of the Net Proceeds of such sales or dispositions permitted by this clause 6.11(xvii) shall be applied as a prepayment of the Loans in accordance with Section 2.13(e) ; (xviii) the sale or other disposition by the Borrower and United Aviation Fuels Corporation of their unsecured claims in the bankruptcy of Air Canada Inc. and (xix) the sale or other disposition by the Borrower and United Aviation Fuels Corporation of 100% of the securities issued by ACE Aviation Holdings Inc. which the Borrower and United Aviation Fuels Corporation may acquire in accordance with Section 6.10(xvii).".                 29.    Amendments to Section 6.13.  Section 6.13 of the Credit Agreement is hereby amended by deleting the amount "$300,000,000" appearing therein and inserting in lieu thereof the amount of "$600,000,000".

                30.    Amendments to Section 6.14.  Section 6.14 of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.14 is inserted in lieu thereof:  "SECTION 6.14.  [Intentionally Omitted]".

                31.    Incorporation of New Section 6.16.  Section 6 of the Credit Agreement is hereby amended by incorporating the following new Section 6.16 at the end thereof:

      "SECTION 6.16 Payments.  Make any payments from and after the delivery by the Borrower to the Agents of the Borrower's updated business plan on July 13, 2004 that are not materially consistent with the payments proposed to be made by the Borrower and the Guarantors in such business plan (as the same may be modified with the written consent of the Required Lenders)."                 32.    Amendments to Section 7.01.  Section 7.01 of the Credit Agreement is hereby amended by: (A) deleting the second parenthetical appearing in subsection (e) thereof and inserting in lieu thereof the parenthetical clause "(other than the Carve-Out)"; (B) deleting subsection (f) thereof in its entirety and inserting in lieu thereof the following new clause (f):  "(f)  [Intentionally Omitted]; or"; and (C) inserting the following proviso at the end of subsection (r) thereof: ", provided, however, that the failure by the Borrower or an ERISA Affiliate to satisfy funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to such funding required by such sections on or before July 15, 2004 and (if the Borrower fails to satisfy such requirements) September 15, 2004, October 15, 2004, January 15, 2005 and April 15, 2005, shall not constitute an Event of Default under this clause (r), unless any Lien arising as a result of such failure shall have been perfected or any Person shall have obtained relief from the automatic stay to enforce such Liens or funding obligations".                 33.    Amendments to Section 8.04.  Section 8.04 of the Credit Agreement is hereby amended by inserting the following sentence after the first sentence thereof: "The Collateral Agent is hereby authorized to consent, pursuant to Section 2.01(b)(vii) of the Aircraft Mortgage, to the Borrower's entering into a Wet Lease (as defined in the Aircraft Mortgage), on terms satisfactory to the Collateral Agent, with Scandinavian Airlines System for a daily flight from Dulles Airport to Copenhagen, Denmark during the 2004-2005 winter season."                 34.    Amendments to Section 8.10.  Section 8.10 of the Credit Agreement is hereby amended by inserting the parenthetical clause "(or CIT Group or GECC)" immediately after the amount '$100,000,000" appearing in the fourth sentence thereof.

                35.    Amendments to Section 10.10.  Section 10.10(a) of the Credit Agreement is hereby amended by: (A) deleting the word "or" appearing immediately prior to subclause (ii) of clause (3) appearing in the proviso thereto; (B) inserting the following new subclause (iii) at the end of such clause (3): ", or (iii) reduce the amount of the Tranche A Reserve set forth in the definition thereof"; and (C) deleting clause (4) appearing in the proviso thereto and inserting in lieu thereof the following new clause (4): "(4)  [Intentionally Omitted]."

                36.    Amendments to Table of Contents.  The Table of Contents of the Credit Agreement is hereby amended by: (A) deleting the reference to "Exhibit G" contained therein; and (B) making all such other amendments to the table necessary so as to reflect to the extent necessary each of the amendments contained in Article III of this Amendment.

ARTICLE IV.  ASSIGNMENTS.

                37.    By its execution and delivery hereof, each Lender assigning any portion of its Tranche A Commitment or Tranche B Commitment, as the case may be, to a Lender or a New Lender shall be deemed to have made each of the statements set forth in clauses (i) and (ii) of paragraph 2 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

                38.    By its execution and delivery hereof, each of the New Lenders shall be deemed to have made each of the statements set forth in clauses (i), (ii), (iii), (iv) and (v) of paragraph 3 of the Assignment and Acceptance as if such statements were fully set forth herein at length.

                39.    By its execution and delivery hereof, each of the New Lenders (i) agrees that any interest, Commitment Fees and Letter of Credit Fees (pursuant to Sections 2.08, 2.20 and 2.21 of the Credit Agreement) that accrued prior to the Assignment Effective Date shall not be payable to such New Lender and authorizes and directs the Agents to deduct such amounts from any interest, Commitment Fees or Letter of Credit Fees paid after the date hereof and to pay such amounts to the Lenders (it being understood that interest, Commitment Fees and Letter of Credit Fees respecting the Tranche A Commitment or Tranche B Commitment, as the case may be, of the Lenders and each New Lender which accrue on or after the Assignment Effective Date shall be payable to such Lender or New Lender in accordance with its Commitment), (ii) acknowledges that if such New Lender is organized under the laws of a jurisdiction outside of the United States, such New Lender has heretofore furnished to the Agents the forms prescribed by the Internal Revenue Service of the United States certifying as to such New Lender's exemption from United States withholding taxes with respect to any payments to be made to such New Lender under the Credit Agreement (or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty) and (iii) acknowledges that such New Lender has heretofore supplied to the Agents the information requested on the administrative questionnaire which is attached to the Assignment and Acceptance as Exhibit A thereto.

ARTICLE V.  MISCELLANEOUS.

                40.    Conditions to Waiver Effectiveness.  The waivers set forth in Article II of this Amendment shall not become effective until the date (the "Waiver Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and each Agent shall have received evidence satisfactory to it of such execution.

                41.    Conditions to Amendment Effectiveness.  The amendments set forth in Article III of this Amendment shall not become effective until the date (the "Amendment Effective Date") on which the following conditions precedent shall have been satisfied (or waived by the Required Lenders):

                        (a)    Execution.  This Amendment shall have been executed by the Borrower, the Guarantors, each of the Lenders and each of the New Lenders and each Agent shall have received evidence reasonably satisfactory to it of such execution (provided, that if this Amendment is executed by fewer than all of the Lenders but is executed by Lenders constituting the Super-majority Lenders, then this Amendment may nonetheless become effective in accordance with the provisions of Section 10.10(b) of the Credit Agreement).

                        (b)    Bankruptcy Court Order.  The Bankruptcy Court shall have entered a final order reasonably satisfactory in form and substance to the Agents and the Co-Arrangers approving the terms of this Amendment (and of the joint commitment letter executed in connection with this Amendment, and the payment of the fees referred to in Section 40(f) below) which order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect that the Agents or the Co-Arrangers reasonably determine to be adverse to the interests of the Lenders; and, if such order is the subject of a pending appeal in any respect, the continued performance by the Borrower or any of the Guarantors of any of their respective obligations under the Credit Agreement or under the Loan Documents or under any other instrument or agreement referred to therein shall not be the subject of a presently effective stay pending appeal.

                       (c)    Mortgage Amendment.  The Borrower shall have duly executed and delivered to the Collateral Agent a Mortgage Amendment, in substantially the form of Exhibit B, and the Collateral Agent shall have received evidence that the Mortgage Amendment has been recorded with the FAA.

                       (d)    Opinions of Counsel.  The Agents and the Collateral Agent shall have received:

                      (i)     a favorable written opinion of Kirkland & Ellis LLP, counsel to the Borrower and the Guarantors, dated the Effective Date, substantially in the form of Exhibit C; and

                      (ii)    a favorable written opinion of McAfee & Taft, special counsel to the Agents, dated the Effective Date, with respect to the Liens of the Aircraft Mortgage, and reasonably satisfactory in form and substance to the Collateral Agent.

                      (e)    Corporate and Judicial Proceedings.  All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agents and the Lenders contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agents and the Lenders, and the Agents and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agents or the Lenders may have reasonably requested in connection herewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                      (f)      Payment of Fees.  The Borrower shall have paid to the Agents for their own accounts and the accounts of General Electric Capital Corporation and The CIT Group/Business Credit, Inc. the fees in the amounts heretofore agreed upon by the Borrower and such parties.

Upon the Amendment Effective Date, any default or Event of Default that may have occurred prior to the Amendment Effective Date as a result of the Borrower's consummation of the sale of the Borrower's unsecured claim in the Air Canada Inc. bankruptcy proceeding and the purchase and sale of securities of ACE Aviation Holdings Inc. shall be cured and no longer continuing to the extent permitted by Section 6.10(xvii) and Sections 6.11(xviii) and 6.11(xix) of the Credit Agreement as amended by this Amendment.

                42.    Conditions to Assignment Effectiveness.  The assignments contemplated in Article IV of this Amendment shall not become effective (the "Assignment Effective Date") until (i) the date on which this Amendment shall have been executed by the Borrower, the Guarantors, the Agents, the New Lenders and each Lender assigning all or any part of its Tranche A Commitment or Tranche B Commitment, as the case may be, and the Agents shall have received evidence reasonably satisfactory to them of such execution, (ii) the payments provided for in paragraph 43(a) hereof shall have been made and (iii) the satisfaction of the Conditions to Amendment Effectiveness set forth in the preceding paragraph.

                43.    Payments For Assignments; Register.  (a) Each New Lender shall pay to the Agent (for the account of the Tranche A Lender or Tranche B Lender, as the case may be, assigning all or any portion of its Tranche A Commitment or Tranche B Commitment, as the case may be, to such New Lender) such amount as represents such New Lender's prorata portion of the aggregate principal amount of the Tranche A Loans or Tranche B Loans, as the case may be, that are outstanding on the Assignment Effective Date and such New Lender's pro rata portion of the aggregate amount of the then unreimbursed drafts, if any and to the extent applicable, that were theretofore drawn under Letters of Credit.

                       (b)    Promptly following the occurrence of the Assignment Effective Date, and in accordance with Section 10.03(e) of the Credit Agreement, the Agents shall record in the Register the names and addresses of each New Lender and the principal amount equal to such Lender's Commitment reflected on Annex A hereto.

                44.    Amendments to Annex A.  Upon the occurrence of the Amendment Effective Date and the Assignment Effective Date, Annex A to the Credit Agreement is hereby replaced in its entirety by the revised Annex A attached hereto as Exhibit D.

                45.    Signature Pages.  The signature pages of the Credit Agreement are hereby amended to conform to the signature pages hereto.

                46.    Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                47.    Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents and the reasonable out-of-pocket legal costs and expenses incurred by CIT Group and General Electric Capital Corporation in connection with the commitment letter relating to this Amendment up to the execution and delivery of such commitment letter.

                48.    Representations and Warranties.  The Borrower represents and warrants to the Lenders, to induce the Lenders and the New Lenders to enter into this Amendment, that no Event of Default or event with the passage of time would constitute an Event of Default exists on the date hereof after giving effect to the Waiver set forth in Article II hereof and the amendments set forth in Article III hereof and that each of the representations and warranties made by the Borrower in the Credit Agreement and each other Loan Document are true and correct in all material respects as of the date hereof except where such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date.

                49.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                50.    Amendment and Restatement.  Upon the occurrence of the Amendment Effective Date, (a) the Credit Agreement will be deemed to have been amended and restated to reflect all of the changes made to the Credit Agreement through and including the Amendment Effective Date of this Amendment, and (b) the Agents will promptly make available to the Borrower, the Guarantors and the Lenders a composite conformed copy of the Credit Agreement reflecting such amendment and restatement.

                51.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

                52.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Eighth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UAL CORPORATION

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UAL LOYALTY SERVICES, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. V.P.General Counsel & Secretary

GUARANTOR:

UAL COMPANY SERVICES, INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

CONFETTI, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. V.P. General Counsel & Secretary

GUARANTOR:

MILEAGE PLUS HOLDINGS, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. V.P. General Counsel & Secretary

GUARANTOR:

MILEAGE PLUS MARKETING, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. V.P. General Counsel & Secretary

GUARANTOR:

MYPOINTS.COM, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. V.P. General Counsel & Secretary

GUARANTOR:

CYBERGOLD, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. V.P. General Counsel & Secretary

GUARANTOR:

ITARGET.COM, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. VP General Counsel & Secretary

GUARANTOR:

MyPoints Offline Services, Inc.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. VP General Counsel & Secretary

GUARANTOR:

UAL BENEFITS MANAGEMENT, INC.

By: /s/Frederic F. Brace
Name:  Frederic F. Brace
Title:

GUARANTOR:

UNITED BIZ JET HOLDINGS, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. VP General Counsel & Secretary

GUARANTOR:

BIZJET CHARTER, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. VP General Counsel & Secretary

GUARANTOR:

BIZJET FRACTIONAL, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. VP General Counsel & Secretary

GUARANTOR:

BIZJET SERVICES, INC.

By: /s/Steven M. Rasher
Name:  Steven M. Rasher
Title:  Sr. VP General Counsel & Secretary

GUARANTOR:

KION LEASING, INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

PREMIER MEETING AND TRAVEL SERVICES,
INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UNITED AVIATION FUELS CORPORATION

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UNITED COGEN, INC.

By: /s/Paul R. Lovejoy
Name:  Paul R. Lovejoy
Title:  Vice President and Secretary

GUARANTOR:

MILEAGE PLUS, INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UNITED GHS, INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UNITED WORLDWIDE CORPORATION

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

UNITED VACATIONS, INC.

By: /s/Frederic F. Brace
Name:Frederic F. Brace
Title:

GUARANTOR:

Four Star LEASING, Inc.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

Air Wis SERVICES, Inc.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

Air Wisconsin, INC.

By: /s/Frederic F. Brace
Name: Frederic F. Brace
Title:

GUARANTOR:

Domicile MANAGEMENT Services, Inc.

By: /s/Paul R. Lovejoy
Name:  Paul R. Lovejoy
Title:  Vice President and Secretary

LENDERS:

JP MORGAN CHASE BANK

By:  /s/Matthew H. Massie
Name:  Matthew H. Massie
Title:  Managing Director

LENDERS:

CITICORP USA, INC.

By:  /s/James J. McCarthy
Name:  James J. McCarthy
Title:  Director/Vice President

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:  /s/Allison Friedman
Name:  Allison Friedman
Title:  V.P.

LENDERS:

General Electric Capital Corporation

By:  /s/Roger P. Tauchman
Name:  Roger P. Tauchman
Title:  Duly Authorized Signatory

LENDERS:

BANK ONE, NA

By:  /s/Matthew H. Massie
Name:  Matthew H. Massie
Title:  Managing Director

LENDERS:

BANK OF LINCOLNWOOD

By:  /s/Robert L. Delzer
Name:  Robert L. Delzer
Title:  Executive Vice President

LENDERS:

BAYERISCHE LANDESBANK

By:  /s/Oliver Hildenbrand
Name:  Oliver Hildenbrand
Title:  First Vice President

By:  /s/James H. Boyle
Name:  James H. Boyle
Title:  Vice President

LENDERS:

Canpartners Investments IV, LLC

By:  /s/R. Christian B. Evensen
Name:  R. Christian B. Evensen
Title:  Managing Director

Canpartners Investments IV, LLC
A California Limited Liability Company

LENDERS:

Canyon Capital CDO 2002-1 LTD.

By:  /s/R. Christian B. Evensen
Name:  R. Christian B. Evensen
Title:  Managing Director

Canyon Capital CDO 2002-1 LTD.

By:     Canyon Capital Advisors LLC,
         a Delaware limited liability company,
         its Collateral Manager

LENDERS:

Canyon Capital CLO 2004-1 LTD.

By:  /s/R. Christian B. Evensen
Name:  R. Christian B. Evensen
Title:  Managing Director

Canyon Capital CDO 2004-1 LTD.

By:     Canyon Capital Advisors LLC,
         a Delaware limited liability company,
         its Collateral Manager

LENDERS:

Caspian Capital Partners, L.P.
By: Mariner Investment Group

By:  /s/Charles R. Howe II
Name:  Charles R. Howe II
Title:  Treasurer

LENDERS:

[NAME OF BANK]

By:  /s/Peter H. Glerum
Name:  Peter H. Glerum
Title:  Assistant Portfolio Manager

        DEEPHAVEN DISTRESSED
        OPPORTUNITIES TRADING LTD.

LENDERS:

DRAWBRIDGE SPECIAL OPPORTUNITES FUND LP
By:  Drawbridge Special Opportunities GP LLC, its
General partner

By:  /s/Constantine Dakolias
Name:  Constantine Dakolias
Title:  Chief Credit Officer

LENDERS:

Hewett's Island CDO, Ltd.
By:  CypressTree Investment Management Company, Inc.,
      As Portfolio Manager.

By:  /s/Jeffrey Megar
Name:  Jeffrey Megar
Title:  Director

LENDERS:

[NAME OF BANK]

Indosuez Capital Funding IIA, Limited
By:  Lyon Capital Management, as Portfolio Advisor

By:  /s/Charles Kobayashi
Name:  Charles Kobayashi
Title:  Director and Senior Portfolio Manager

LENDERS:

[NAME OF BANK]

Indosuez Capital Funding III, Limited
By:  Lyon Capital Management, as Portfolio Advisor

By:  /s/Charles Kobayashi
Name:  Charles Kobayashi
Title:  Director and Senior Portfolio Manager

LENDERS:

[NAME OF BANK]

Indosuez Capital Funding VI, Limited
By:  Lyon Capital Management, as Collateral Manager

By:  /s/Charles Kobayashi
Name:  Charles Kobayashi
Title:  Director and Senior Portfolio Manager

LENDERS:

Laurel Ridge Capital LP

By:  /s/Van Nguyen
Name:  Van Nguyen
Title:  Managing Partner

LENDERS:

Mariner LDC
By:  Mariner Investment Group

By:  /s/Charles R. Howe II
Name:  Charles R. Howe II
Title:  Treasurer

LENDERS:

Mariner Opportunities Fund, LP
By:  Mariner Investment Group

By:  /s/Charles R. Howe II
Name:  Charles R. Howe II
Title:  Treasurer

LENDERS:

Mariner Opportunities Fund II

By:  /s/Lorrie H. Landis
Name:  Lorrie H. Landis
Title:  Principal, Mariner Investment Group as
        Investment Manager

LENDERS:

Morgan Stanley Prime Income Trust

By: /s/Elizabeth Bodisch
Name:  Elizabeth Bodisch
Title:  Authorized Signatory

LENDERS:

[Oppenheimer Senior Floating Rate Fund]

By: /s/David Foxhovon
Name:  David Foxhovon
Title:  A.V.P.

LENDERS:

Perry Principals Investments, L.L.C.

By: /s/Nathaniel J. Klipper
Name:  Nathaniel J. Klipper
Title:  Managing Director

LENDERS:

RIVIERA FUNDING LLC

By: /s/Meredith J. Koslick
Name:  Meredith J. Koslick
Title:  Assistant Vice President

LENDERS:

Seneca Capital L.P.

By: /s/Doug Hirsch
Name:  Doug Hirsch
Title:  G.P.

LENDERS:

STARK EVENT TRADING LTD.

By: /s/Colin M. Lancaster
Name:  Colin M. Lancaster
Title:  General Counsel

LENDERS:

Stonehill Institutional Partners, L.P.

By: /s/Christopher Wilson
Name:  Christopher Wilson
Title:  General Partner

LENDERS:

Toronto Dominion (New York), Inc.

By: /s/Stacey Malek
Name:  Stacey Malek
Title:  Vice President

LENDERS:

Trilogy Capital Partners

By: /s/Lorrie H. Landis
Name:  Lorrie H. Landis
Title:  Principal, Mariner Investment Group as
        Investment Manager

LENDERS:

U.A.L. Investors, L.L.C.
By: Farallon Capital Management, L.L.C. its general manager

By: /s/Derek Schrier
Name:  Derek Schrier
Title:  Managing Member

LENDERS:

Watershed Capital Institutional Partners, L.P.
By:  WS Partners, L.LC
Its General Partner

By: /s/Meridee A. Moore
Name:  Meridee A. Moore
Title:  Senior Managing Member

LENDERS:

Watershed Capital Partners, L.P.
By:  WS Partners, L.Lc.
Its General Partner

By: /s/Meridee A. Moore
Name:  Meridee A. Moore
Title:  Senior Managing Member

LENDERS:

Watershed Capital Partners (Offshore), Ltd.
By:  Watershed Asset Management L.L.C.
Its Investment Manager

By: /s/Meridee A. Moore
Name:  Meridee A. Moore
Title:  Senior Managing Member

LENDERS:

UBS AG, Stamford Branch

By: /s/Wilfred V. Saint
Name: Wilfred V. Saint
Title:  Director
         Banking Products
         Services, US

By: /s/Barbara Ezell-McMichael
Name: Barbara Ezell-McMichael
Title:  Associate Director
         Banking Products Services US